Exhibit 32.1

CERTIFICATION PURSUANT TO

RULES 13a-14(b) AND 15d-14(b) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: August 6, 2026	By:	/s/ Ioannis Pipilis
Ionnais Pipilis
Chief Executive Officer